UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): June 7, 2019
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 5th Street, 7th Floor San Francisco, California 94103 (415) 692-7779
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	EB	The New York Stock Exchange

Item 1.01	Entry Into Material Definitive Agreement.
The disclosures set forth below under Item 5.02 regarding Lorrie Norrington's consulting agreement are hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 7, 2019, Eventbrite, Inc. ("Company") and Lorrie Norrington entered into a consulting agreement ("Agreement") for a term of three months, which may be extended by the Company and Ms. Norrington ("Term"). Under the Agreement, Ms. Norrington will receive compensation in the form of options to purchase shares of the Company's Class A common stock. Ms. Norrington will remain on the Board of Directors ("Board") of the Company during the Term, and the Nominating and Corporate Governance Committee has determined that she will remain an independent director as defined by the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, other than pursuant to Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended ("Securities Act"). On June 7, 2019, Ms. Norrington resigned from the Audit Committee of the Board. Ms. Norrington will remain a member of the Nominating and Corporate Governance Committee during the Term.

Item 5.07	Submission of Matters to a Vote of Security Holders
On June 7, 2019, the Company held its 2019 Annual Meeting of Stockholders ("Annual Meeting"). The Company's stockholders voted on two proposals at the Annual Meeting, each of which is described in more detail in the Company's definitive proxy statement filed with the SEC on April 23, 2019, as supplemented on May 28, 2019. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 10, 2019 (the "Record Date"), and holders of the Company’s Class B Common Stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A common stock and Class B common stock (the "Common Stock") voted as a single class on all matters. Present at the Meeting in person or by proxy were holders of 50,308,664 shares of Common Stock, representing a total of 269,343,500 votes, or a majority of the voting power of all issued and outstanding shares of the Company’s Common Stock as of the Record Date, and constituting a quorum under the Company’s Bylaws. The final results with respect to each such proposal are set forth below:
Proposal 1 — Election of Directors.
The stockholders elected each of the three persons named below as Class I directors to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. The results of such vote were:

	Votes For	Votes Withheld	Broker Non-Votes
Roelof Botha	257,755,909	5,382,038	6,205,553
Jane Lauder	262,907,546	230,401	6,205,553
Steffan Tomlinson	257,759,855	5,378,092	6,205,553
Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The results of such vote were:

For	Against	Abstain
269,297,844	17,925	27,731

Item 7.01	Regulation FD Disclosure.
The Company notes that it may, from time to time, announce material business and financial information to investors using its investor relations website (www.investor.eventbrite.com), filings with the SEC, press releases, public conference calls and webcasts. The Company uses these media, including its investor relations website, to communicate with the public about the Company and other issues. It is possible that the information the Company makes available may, from time to time, be deemed to be material information. Therefore, the Company encourages investors, the media and others interested in the Company to review the information it makes available on its investor relations website.
The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ( "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer